As filed with the Securities and Exchange Commission on December 12, 2006

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRANSFORMA ACQUISITION GROUP INC.

(Exact name of registrant as specified in its charter)

DELAWARE	20-5389307
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

350 PARK AVENUE, 10th FLOOR NEW YORK, NY	10022
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-137263 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on which Each Class is to be Registered
Units	American Stock Exchange
Common Stock, $0.0001 par value	American Stock Exchange
Warrants	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The securities to be registered hereby are the units, common stock and warrants of Transforma Acquisition Group Inc. (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s registration statement on Form S-1 (File No. 333-137263), as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

ITEM 2. INDEX TO EXHIBITS.

EXHIBIT NO.	DESCRIPTION
3.1	Second Amended and Restated Certificate of Incorporation.**

3.2	Second Amended and Restated Bylaws.*

4.1	Specimen Unit Certificate.**

4.2	Specimen Common Stock Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

4.5	Form of Unit Purchase Option to be granted to CRT Capital Group LLC.**

*	Incorporated by reference from Amendment No. 2 to the Company’s Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on October 31, 2006.
**	Incorporated by reference from Amendment No. 3 to the Company’s Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on December 6, 2006.

[Remainder of Page Intentionally Left Blank]

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 12, 2006	TRANSFORMA ACQUISITION GROUP INC.

	By:	/s/ Larry J. Lenhart
	Name:	Larry J. Lenhart
	Title:	President and Chief Executive Officer